EXHIBIT 10.1



                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                            (a Virginia corporation)

                   $3,000,000 Subordinated Convertible Notes

                         (Minimum purchase of $50,000)


                              PLACEMENT AGREEMENT

                                 June 17, 1997


Anderson & Strudwick, Incorporated
1108 E. Main Street
Richmond, Virginia 23219

Ladies and Gentlemen:

         The undersigned, Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), hereby confirms its agreement with you as follows:

         1. Introduction. This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a best efforts basis on behalf of the Company as provided in Section 4.(a) (the "Offering"), a total of $3,000,000 in principal amount of Subordinated Convertible Notes to be made by the Company (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Private Placement Memorandum prepared by the Company and dated June 17, 1997 (the "PPM").

         2. Representations and Warranties of the Company. The Company makes the following representations and warranties to you. Certain exceptions to the representations and warranties are set forth in the Disclosure Schedule attached hereto as Exhibit A, and no matter set forth in the Disclosure Schedule shall constitute a breach of the representations and warranties for any purpose of this Agreement.

                (a) PPM. The Company has prepared the PPM. The PPM, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On the Closing Date (as hereinafter defined), the PPM will not contain any untrue statement of a material fact or omit to state a material fact

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required to be stated therein or necessary in order to make the statements therein not misleading.

                (b) Company: Organization and Qualification. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Commonwealth of Virginia with all requisite corporate power and authority to enter into this Agreement, to conduct its business as now conducted and as proposed to be conducted, and to own and operate its properties, investments and assets, as described in the PPM, and is qualified to do business and in good standing as a foreign corporation in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the Company. Except as set forth on the disclosure schedule attached as Exhibit A (the "Disclosure Schedule"), the Company is not in violation of any provision of its articles of incorporation, bylaws or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties, investments or assets is bound, except as disclosed in the PPM. The Company does not own or control, directly or indirectly, any other corporation, association, or other entity. The Company has furnished to you copies of its articles of incorporation and bylaws, as amended, and all such copies are true, correct and complete and contain all amendments thereto through the Closing Date.

                (c) Validity of Notes. The Company has authorized the making of the Notes as described in the PPM. All action required to be taken by the Company as a condition to the offering and sale of the Notes to qualified accredited investors (as such term is defined in Rule 501 under the Securities Act of 1933, as amended) in the jurisdictions listed in the Disclosure Schedule has been, or prior to the Closing Date will have been taken. The Notes conform to the description thereof contained in the PPM. The rights and limitations of the holders of the Notes are set forth in the PPM under the caption "Description of the Notes."

                (d) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the PPM under the caption "Executive Summary--Summary of Principal Terms for Private Placement of the Notes--Capitalization." All of the issued and outstanding shares of Common Stock of the Company have been duly authorized, validly issued, fully paid and are non-assessable, and no holder of such shares has any preemptive rights except such as have been waived. Except as disclosed in the PPM or as set forth on the Disclosure Schedule, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. Upon the conversion of the Notes to common shares of the Company (the "Conversion Shares") as provided for in the Notes and described in the PPM, the Conversion Shares will be validly issued, fully paid and non-assessable. Except as described in the PPM,

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no person holds the right to participate in any registration of any of the
Company's capital stock under the Securities Act of 1933 (the "1933 Act").

                (e) Full Power: Company. The Company has full legal right, power, and authority to enter into this Agreement and to issue and deliver the Notes and the Conversion Shares as provided herein and in the PPM and to consummate the transactions contemplated herein and in the PPM. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                (f) Disclosed Agreements. All agreements between or among the Company and third parties expressly referenced in the PPM are legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                (g) Enforceability of Notes. Upon issuance, each of the Notes will have been duly and validly authorized, executed and delivered on behalf of the Company, and will constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, and (ii) general equity principles.

                (h) Consents. Except as disclosed in the PPM or as set forth on the Disclosure Schedule, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Notes or the Conversion Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the PPM has been made or obtained and is in full force and effect, except for filings required to be made after the Closing Date.


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                (i)     Litigation. There is not pending or, to the knowledge of
the Company, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any federal, state, or local governmental authority or agency to which the Company may be a party, or to which any of the properties or rights of the Company may be subject, that is not described in the PPM and (i) that might result in any material adverse change in the condition (financial or otherwise) or business of the Company; or (ii) that might materially adversely affect any of the material properties of the Company; or (iii) that might adversely affect the consummation of the transactions contemplated by this Agreement, nor, to the knowledge of the Company, is there any meritorious basis therefor.

                j) Financial Statements. The financial statements of the Company together with related schedules and notes included in the PPM present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

                (k) Disclosed Liabilities. The Company has not sustained, since December 31, 1996, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the PPM; and, since the respective dates as of which information is given in the PPM, and except as otherwise stated in the PPM or as set forth on the Disclosure Schedule, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company, (ii) any material adverse change, or any development that could be reasonably be seen as involving a prospective material adverse change in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company that is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, or (v) any transaction that is material to the Company, except transactions in the ordinary course of business.

                (l) Required Licenses and Permits. Except as disclosed in the PPM, the Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for your review, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the PPM to be conducted (the "Permits"), and the Company has not received any notice of proceedings relating to revocation or modification of any such Permits.

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                (m)     Internal Accounting Measures. To the knowledge of the
Company, the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the knowledge of the Company, none of the Company or any employee or agent thereof, has made any payment of funds of the Company, or received or retained any funds of the Company, and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule, or regulation.

                (n) Taxes. The Company has timely filed all required federal and state tax returns, and has paid all taxes that have become due and have no tax deficiency asserted against the Company, and the Company does not know of any tax deficiency that is likely to be asserted against the Company that if determined adversely to the Company, would, either individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of the Company. All tax liabilities are adequately provided for on the books of the Company.

                (o) Compliance with Instruments. Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein, and in the PPM by the Company, do not and will not violate or constitute a breach of, or default under (i) the articles of incorporation or bylaws of the Company; (ii) any of the material terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company is a party or by which it is bound or by which its business, assets, investments or properties may be affected; or (iii) any order, statute, rule, or regulation applicable to the Company, or any of its business, investments, assets or properties, of any court or any federal, state or local (to the knowledge of the Company) governmental authority or agency having jurisdiction over the Company, or any of its business, investments, properties or assets; and to the knowledge of the Company do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

                (p) Insurance. The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies and similar businesses, all of which insurance is in full force and effect.

                (q) Work Force. To the knowledge of the Company, no general labor problem exists or is imminent with the employees of the Company.


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                (r)     Environment. To the Company's knowledge, after due
inquiry, the Company has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, nuclear regulatory and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. To the Company's knowledge, after due inquiry, the Company has been issued, or in the ordinary course of business is in the process of obtaining, and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions, (2) discharges to surface water or groundwater, (3) noise emissions,
(4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of radioactive or otherwise toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous), or (6) other environmental, health, nuclear regulatory or safety matters. The Company has not received notice of, and does not know of or suspect facts which might constitute violations of any federal, state or local environmental, health, nuclear regulatory or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder with respect to its business, operations, assets, equipment, property, leaseholds, or other facilities, which could reasonably be expected to have a material adverse effect on the Company. Except in accordance with a valid governmental permit, license, certificate or approval, the Company has made no emission, spill, release or discharge into or upon (1) the air, (2) soils, or any improvements located thereon, (3) surface water or groundwater, or
(4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any radioactive or otherwise toxic or hazardous substances or wastes at or from the premises of the Company. To the knowledge of the Company, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of radioactive or otherwise toxic or hazardous substances or waste, or (6) other environmental, health or safety matters affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities. To the knowledge of the Company, the Company does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other radioactive or otherwise toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                (s) Investment Company Act. The Company is not an "investment company" or an entity which that "controls" or is "controlled by" an "investment company," as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").


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         3.     Representations and Warranties of Placement Agent.  You, as
Placement Agent, represent and warrant to the Company that:

                (a) You are a member, in good standing, of the National Association of Securities Dealers, Inc. ("NASD"), and are duly registered as a broker-dealer under the Securities Exchange Act of 1934, and under the laws of each state in which you propose to offer the Notes, except where such registration would not be required by law.

                (b) Each purchaser of Notes will execute a Note Purchase Agreement substantially in the form attached as Appendix B to the PPM. You will have sufficient reason to believe that the persons executing the Note Purchase Agreement have the qualifications set forth therein.

                (c) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and is a valid and binding agreement of the Placement Agent, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                (d) The consummation of the transactions contemplated by the PPM relating to the Offering will not violate or constitute a breach of, or default under, your articles of incorporation or bylaws, or any material instrument, agreement, or indenture to which you are a party, or violate any order applicable to you of any federal or state regulatory body or administrative agency having jurisdiction over you or your property.

                (e) Until the termination of this Agreement, if any event affecting the PPM, the Company or you shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the PPM, you agree to distribute each supplement of the PPM to each person who has previously received a copy of the PPM from you and you further agree to include such supplement in all future deliveries of the PPM.

                (f) You represent that in recommending to an investor the purchase of the Notes, you shall:

                        (i) have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, sophistication and experience in making similar investments and any other information known by you, that:


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                                (A)     the investor is or will be in a
financial position appropriate to invest in the Notes as described in the PPM;

                                (B)     the investor has a fair market net worth
sufficient to sustain the risks inherent in the investment in the Notes, including loss of investment and lack of liquidity; and

                                (C)     the investor meets all suitability
requirements contained in the Note Purchase Agreement; and

                                (D)     the investment is otherwise suitable for
the investor; and

                        (ii) maintain in your files for a period of four years following the Closing, documents that confirm the basis upon which the determination of suitability was reached as to each investor.

                (g) Notwithstanding the provisions of subsection 3.(f) above, you shall not execute any transaction relating to an investment in the Notes from a discretionary account without prior written approval of the transaction by the customer.

                (h) You represent that you will not engage in general advertising or general solicitation within the meaning of Rule 502(c) under the 1933 Act, or otherwise engage in any activities which would render unavailable to the company an exemption from (i) the registration requirements of the 1933 Act, pursuant to Section 3(b) or 4(c) thereof or Regulation D thereunder and
(ii) the securities laws of any state or other jurisdiction in which the Notes and the Conversion Shares are offered or sold.

         4.     Sale of Notes.

               (a) Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell during the Offering Period (as defined in Section 4.(c)), $3,000,000 in aggregate principal amount of the Notes, and on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best efforts as agent to offer the Notes for sale for the account of the Company, on a cash basis only, in the aggregate principal amount of $3,000,000, with the minimum subscription amount being $50,000. During the Offering Period, the Company will not sell or agree to sell any debt or equity securities otherwise than through you. Nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Notes. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Notes.


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                (b)     Obligation to Offer Notes. Your obligation to offer the
Notes is subject to receipt by you, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the PPM.

               (c) Offering Termination Date. The "Offering Period" shall commence on the day that the PPM is first made available to prospective investors in connection with the offering for sale of the Notes and shall continue until the "Offering Termination Date," which shall be the earlier of
(i) the date $3,000,000 in aggregate principal amount of the Notes have been sold, (ii) July 31, 1997, or (iii) an earlier termination date as determined by you as permitted herein. The Company and you agree that unless at least $3,000,000 in aggregate principal amount of the Notes are sold on or before the Offering Termination Date, the agency between the Company and you will terminate, and the full proceeds that have been paid for the Notes will be returned to the purchasers. In the event that you are unable to complete the sale of the Notes within thirty (30) days of the date of delivery of the PPM to you, you will reimburse the Company for its reasonable expenses incurred in connection with the Offering.

                (d) Closing Date. As and when the closing of the Offering is effected, which shall be on or before the Offering Termination Date, and proceeds from the Notes sold are received and accepted, on such date (the "Closing Date") and at such time and place as determined by you (which determination shall be subject to the satisfaction on such date of the conditions contained herein), the funds received from purchasers will be delivered by LeClair Ryan, a Professional Corporation (the "Escrow Agent") to the Company, by wire transfer of immediately available funds, except for the placement fees payable to you pursuant to the provisions of Section 4.(e) of this Agreement and your reasonable out-of-pocket expenses (including those of your counsel), which shall be paid to you by the Escrow Agent on the Closing Date.

                (e) Placement Fee. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company agrees to pay you, as provided in Section 4.(d) of this Agreement, a placement fee computed at the rate of eight percent (8.0%) of the aggregate principal amount of the Notes sold by you. In addition, on the Closing Date, we will issue to you a warrant for the purchase of 50,000 shares of the common stock of the Company, substantially in the form of Exhibit B attached to this Agreement.

                (f) Finder's Fees. Except as set forth in the PPM, neither you nor the Company, directly or indirectly, shall pay or award any finder's fee, commission, or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of the Notes or for any other purpose.


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                (g)     Delivery of Notes. Delivery of the Notes shall be made
at such place as shall be agreed upon by the Company and you, on the Closing Date. The Notes shall be in such denominations and registered in such names as you may request in writing at least three full business days before the Closing Date.

                (h) Additional Agreements. The Company is a party to a letter agreement with you dated May 6, 1997 (as amended by letters dated June 2, 1997 and June 17, 1997, the "Engagement Letter"), a copy of which is attached hereto as Exhibit C. The Engagement Letter contemplates an additional offering of securities by the Company in which you will serve as underwriter, including an initial public offering of common stock of the Company (the "IPO"). We each hereby confirm the agreements contained in the Engagement Letter, and those agreements shall be deemed incorporated in this Agreement.

         5.     Covenants.

                (a)      Covenants of the Company.  The Company covenants with
                           you as follows:

                        (i) Notices. The Company immediately will notify you, and confirm such notice in writing, (A) of any fact that would make inaccurate any representation or warranty by the Company, and (B) of any change in facts on which your obligation to perform under this Agreement is dependent.

                        (ii) Delivery of PPM. The Company will deliver to you at its expense, from time to time, such number of copies of the PPM and supplements and amendments thereto, if any, as you may reasonably request; it being agreed that you will not provide the PPM to any third party after the Closing Date, except as required by law.

                        (iii)   Financial and Other Information.

                                (A)     Reports.  Until the completion of the
IPO, the Company will furnish to you (i) within one hundred twenty (120) days after the end of each fiscal year of the Company, an audited balance sheet of the Company as of the close of such fiscal year and audited statements of income and retained earnings and cash flows of the Company for such fiscal year, accompanied by an audit report prepared by the Company's independent certified public accountants; (ii) within forty-five (45) days after the end of each calendar quarter, an unaudited balance sheet of the Company as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepting accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments); (iii) within twenty (20) days after the end of each calendar month, a status report indicating the financial performance of the Company during such month and the financial position of the Company as of the end of such month and (iv) such other financial or Company data or

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information as a purchaser of the Notes may reasonably request. You agree to provide such information to purchasers of the Notes upon their requests from time to time.

                                (B)     Press Releases.  Until completion of the
IPO, the Company will furnish to you, concurrently with the release thereof, one copy of every press release to be issued and every material news item and article in respect of the Company or its affairs to be released by the Company; and promptly, such additional documents and information with respect to the Company and its affairs as you from time to time may reasonably request.

                                (C)     Notice of Major Events.  Until
completion of the IPO, the Company will notify you in writing promptly, but in any event not later than two (2) business days after any officer of the Company becomes aware of the occurrence of any of the following events:

                                        (1)     Material Litigation.  The
Company shall have become a party to one or more suits, actions or proceedings which, if adversely determined, could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company taken as a whole;

                                        (2)     Defaults.  The Company has
received notice of any default or failure to perform any covenant or failure to maintain any representation or warranty by the Company under any agreement relating to indebtedness for money borrowed to which the Company is a party;

                                        (3)     Material Adverse Change.  Any
condition shall exist (i) which would cause the representations and warranties set forth herein to not be true and correct in all material respects or (ii) which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company taken as a whole.

                                (D)     Other Information.  Until completion of
the IPO, the Company will furnish to you any additional information of a public nature concerning the Company or its business that you may reasonably request in writing.

                        (iv) Application of Net Proceeds. The Company will apply the net proceeds received from the sale of the Notes in all material respects as set forth in the PPM under the caption "Use of Proceeds."




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                        (v)     Solicitation of Purchasers; Right of First
Refusal.

                                (A)     Except as hereinafter specified, the
Company will not, and will not permit any of its affiliates or agents to, (1) engage in any offering or placement of any debt or equity security or long-term debt other than in a commercial lending transaction, or pursuant to a stock incentive plan, or in a transaction that would result in a change in control as defined in the Incentive Plan for a period of three (3) years from the Closing Date for which you are not acting as the underwriter or sales or placement agent, unless you shall have exercised a right of first refusal to act as the underwriter or sales agent for the proposed offering within fifteen (15) days of a notice from the Company of the proposed terms of the offering, (2) solicit the purchasers of Notes in connection with any other offering of any security other than Conversion Shares for a period of three (3) years from the Closing Date, unless you shall have been given a right of first refusal to conduct such solicitation or you are notified and compensated therefor in an amount equal to 8.0% of the purchase price of any securities purchased by any such purchaser, or
(3) furnish the names of such purchasers or of other potential investors obtained through you to any person other than as may be required in connection with the normal and usual conduct by the Company of its business or required by court order or law.

                                (B)     The Company agrees and understands that
a violation of the provisions of Section 5.(a)(v)(A)(2) or (3) of this Agreement will cause you irreparable harm and injury and that any money damages you receive will not compensate you for any breach thereof. Accordingly, the Company agrees that, in addition to monetary damages, you will be entitled to all such equitable relief including, without limitation, injunctive relief, as a court of equity or proper jurisdiction shall deem appropriate in the circumstances. Such relief shall not be exclusive of any rights you may have at law or in equity. All of the rights and remedies you have hereunder shall be cumulative and not alternative. The provisions of this Section shall not limit your remedies upon the breach by the Company of any other section of this Agreement.

                        (vi) Cooperation with Your Due Diligence. At all times prior to the Closing Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the business and operations of the Company in connection with the sale of the Notes, and will make available to you in connection therewith such information in its possession as you may reasonably request, all of which you agree to safeguard as the confidential information of the Company and to refrain from using for any purpose adverse to the interests of the Company.

                        (vii) Transactions with Affiliates. The Company will not, and will not permit any wholly-owned subsidiary to, sell or transfer any assets or services to, or purchase or acquire any assets or services of, or otherwise engage in any transaction with, any of their respective affiliates, except in the ordinary course of business and upon fair and reasonable terms no less favorable than the Company or such wholly-owned subsidiary could obtain or could become entitled to in an arm's-length transaction with a person which was not any such affiliate.

                        (viii) Blue Sky Qualification. The Company, in good faith and in cooperation with you, will use its best efforts to establish an exemption of the Notes from registration or qualification for offering in sale under the "blue sky" or securities laws in such jurisdictions as you from time to time may reasonably designate.

                        (ix) Registration Rights. Following the Closing, the Company will afford to each of the purchasers of the Notes the benefits of the registration rights described in the Notes.

                        (xi) Power of Attorney. In its dealings with you and the purchasers of the Notes, the Company will give effect to the powers of attorney granted to you in each of the Note Purchase Agreements executed by the purchasers of the Notes.

                (b) Your Covenants. You covenant with the Company that you have not provided and will not provide to the purchasers of Notes any written or oral information regarding the business of the Company, including any representations regarding the Company's financial condition or financial prospects, other than such information as is contained in the PPM.

         6. Conditions of Your Obligations. Your obligations hereunder shall be subject to, in your discretion, the following terms and conditions:

                (a) Closing Date Matters. On the Closing Date, (i) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date and (ii) the representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate in all material respects as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received a certificate executed by each of the Chairman and the President of the Company, dated as of the Closing Date, to such effect.

                (b) Opinions of LeClair Ryan. At the Closing Date, you shall receive the opinion of LeClair Ryan, a Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to you, to the effect of Exhibit D.

                (c) Employment Agreements. On or prior to the Closing Date, the Company shall have entered into employment and severance agreements, in form and substance reasonably satisfactory to you, with each of Richard J. Freer, Robert B. Harris, Gregory A. Buck, Thomas R. Reynolds and Chester N. Trazaski.

                (d) Corporate Documents. On or prior to the Closing Date, the Company shall have amended its articles of incorporation and bylaws (i) to increase its number of authorized shares of common stock to 10,000,000, and (ii) as may otherwise be appropriate in order to carry out the intent of this Agreement and the Engagement Letter, in form and substance reasonably satisfactory to you and your counsel.

                (e) Additional Information. On the Closing Date, you shall have been furnished with all such documents, certificates and opinions as you may reasonably request for the purpose of enabling you to adequately represent the interests of the purchaser(s) of the Notes, and in order to evidence the accuracy and completeness of, any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Notes as contemplated in this Agreement, shall be satisfactory in form and substance to you and to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.

                If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 5 and 9. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

         7.     Indemnification and Contribution.

                (a) Indemnification by the Company. The Company will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in the PPM, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the PPM, or any such amendment or supplement, (i) in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein or (ii) was corrected in an amendment or supplement to the PPM that the Company made available to you prior to the Closing Date and that you failed to deliver to the person asserting a claim giving rise to such liability. In addition to its other obligations under this Section 7.(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7.(a), they will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to you within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof).

                The indemnity agreement in this Section 7.(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to you.

                (b) Indemnification by You. You will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of a material fact contained in the PPM, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the PPM or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, or any failure on your part to deliver an amendment or supplement to the PPM that the Company made available to you prior to the Closing Date and that corrected any statement or omission in the PPM which forms the basis for a claim against the Company; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to its other obligations under this Section 7.(b), you agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7.(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later been held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that you may otherwise have.

                The indemnity agreement in this Section 7.(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Company.

                (c) Notices of Claims; Employment of Counsel. Any party that proposes to assert the right to be indemnified under this Section 7 promptly shall notify in writing each party against which a claim is to be made under this Section 7 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except (i) to the extent that the omission to notify shall have caused or increased the indemnifying party's liability, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

                (d) Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7.(a) and 7.(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 7.(a) and 7.(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 7.(a) and 7.(b).

                (e)     Contribution. If the indemnification provided for in
Section 7.(a) or 7.(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company on the one hand and you on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total placement fees received by you in each case as set forth in the table on the cover page of the PPM. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information with respect to you and furnished by you respectively, in writing specifically for inclusion in the PPM on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 7.(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7.(e) shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this Section 7.(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this Section 7.(e) for you to contribute are several in proportion to your respective underwriting obligations and not joint. For purposes of this Section 7.(e), each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         8. Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company, and shall survive until the fifth anniversary of the Offering Termination Date and the termination of this Agreement pursuant to Section 9 hereof.

         9. Termination of Agreement. You shall have the right to terminate this Agreement at any time prior to the Closing Date (i) if any representation or warranty of the Company hereunder shall be found to have been incorrect or misleading in any material respect when made or the Company shall fail, refuse, or be unable to perform any of its agreements hereunder or to fulfill any condition of your obligations hereunder, or (ii) if there shall have been since the respective dates as of which information is given in the PPM, a material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations, or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business. You shall have no liability to the Company pursuant to this Agreement or otherwise as a result of any such termination.

         10.    Notices.

                (a) Method and Location of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivered or telecopied and confirmed as follows:

                           To the Company:

                           Commonwealth Biotechnologies, Inc.
                           911 East Leigh Street
                           Richmond, Virginia 23219
                           Attention:  Richard J. Freer, Ph.D.
                           Telecopier No.:  (804) 648-2641

                           with a copy to:

                           LeClair Ryan
                           707 East Main Street, 11th Floor
                           Richmond, Virginia 23210
                           Attention: J. Benjamin English, Esquire
                           Telecopier No.:  (804) 783-2294

                           To You:

                           Anderson & Strudwick, Incorporated
                           1108 E. Main Street
                           Richmond, Virginia 23219
                           Attention:  Mr. L. McCarthy Downs, III
                           Telecopier No.:  (804) 648-3404

                           with a copy to:

                           Willcox & Savage, P.C.
                           1800 NationsBank Center
                           Norfolk, Virginia 23510
                           Attention:  James J. Wheaton, Esquire
                           Telecopier No.:  (757) 628-5566

                (b) Time of Notices. Notice shall be deemed to be given by you to the Company or by the Company to you when it is sent by overnight courier, hand-delivered or telecopied as provided in Section 10.(a).

         11. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company and the controlling persons referred to in Section 7, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         12. Governing Law, Construction, and Time. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Specified time of day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

         13. Description Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

       If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                COMMONWEALTH BIOTECHNOLOGIES, INC.


                                By:
                                   -----------------------------------
                                   Name:
                                        ------------------------------
                                   Title:
                                         -----------------------------

Confirmed and accepted as of
the date first above written:

ANDERSON & STRUDWICK, INCORPORATED


By:
   -------------------------------
   L. McCarthy Downs, III
   Senior Vice President

                                   EXHIBIT A


                              Disclosure Schedule


None.

                                   EXHIBIT B


                                Form of Warrant


See attached.

PAGE>



                                   EXHIBIT C


                               Engagement Letter


See attached.

                                   EXHIBIT D


                            Company's Legal Opinion


                        (i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Commonwealth of Virginia with all requisite corporate power and authority to enter into this Agreement, to conduct its business and to own and operate its properties, investments and assets as described in the PPM. To the actual knowledge of such counsel, the Company is not in violation of any provision of its articles of incorporation or bylaws, and is not in material default under or in breach of any term or condition of any material agreement or instrument of which such counsel has actual knowledge to which the Company is a party or by which any of its properties, investments or assets is bound, except as disclosed in the PPM.

                        (ii) To their actual knowledge, there is not pending or threatened, any action, suit or proceeding before or by any federal, state or local court or government authority or agency to which the Company is or may be a party, or to which any of the investments, properties or assets of the Company is or may be subject which is not disclosed in the PPM that, if adversely determined, would materially affect the ability of the Company to carry out and implement the business of the Company as described in the PPM.

                        (iii) The Notes conform in all material respects to the descriptions thereof contained in the PPM.

                        (iv) The information in the PPM under the captions "Risk Factors," "Description of the Notes," and "Description of Capital Stock," has been reviewed by such counsel and, insofar as they contain statements of law or describe legal documents, such statements are correct in all material respects.

                        (v) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and assuming due execution and delivery by the other parties thereto constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by (A) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, (B) general equity principles and (C) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

                        (vi) Upon issuance, each of the Notes will have been duly and validly authorized, executed and delivered on behalf of the Company, and will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by
(A) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors' rights generally, regardless of whether such enforceability is considered in equity or at law, and (B) general equity principles.

                        (vii) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein and in the PPM do not and will not conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Company, or a material breach of or material default under the terms, provisions or conditions of any other material instrument, agreement or indenture of which such counsel has actual knowledge to which the Company is a party or by which it is bound or by which its properties, assets, business or investments are affected or any statute, order, rule or regulation applicable to the Company or any of the investments, properties or assets of the Company of any court or any federal, state or local governmental authority or agency having jurisdiction over the Company or any of the investments, properties, assets or business of the Company.

                        (viii) To their actual knowledge, other than with respect to the securities or blue sky laws of any jurisdiction, no authorization, approval or consent of any federal, state or local court or governmental authority or agency is necessary in connection with the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated herein and in the PPM or the issuance and sale of the Notes.

                        (ix) The offer and sale of the Notes in accordance with the terms of this Agreement is exempt from the registration provisions of the Securities Act of 1933 and the Virginia Securities Act. In rendering this opinion, such counsel may rely upon your certificate regarding the conduct of the offering.

                        (x) All corporate action required to be taken by the Company as a condition to the sale of the Notes to the subscribers therefor has been taken. Upon the conversion of the Notes in accordance with the provisions of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable. To the knowledge of such counsel, there are no preemptive or other rights to subscribe for the Conversion Shares except such as have been waived.

         In rendering the opinions set forth above, LeClair Ryan may rely as to matters of fact upon certificates furnished to them by the Company and its officers. Copies of all certificates so relied upon shall be delivered to you and your counsel.